EXHIBIT 5.1

                     [LETTERHEAD OF GREENBERG TRAURIG, LLP]

                               September 23, 2002


QuoteMedia.com, Inc.
14500 N. Northsight Boulevard, Suite 329
Scottsdale, Arizona 85260

                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     As special counsel to QuoteMedia.com, Inc. (the "Company"), we have reviewed the Registration Statement on Form S-8 prepared by the Company (the
"Registration Statement"), to be filed with the Securities and Exchange Commission on or about September 23, 2002, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,500,000 shares of common stock of the Company (the "Shares") issuable pursuant to resolutions of the Company's Board of Directors. The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Restated Articles of Incorporation of Physician's Cybernetic Systems, Inc., a Nevada corporation, as filed with the Secretary of State of the State of Nevada on July 18, 1994 (the "Restated Articles");

     B. The amendment to the Restated Articles adopted by the Board of Directors of the Company on June 15, 1994 and filed with the Secretary of State of the State of Nevada on July 18, 1994;

     C. The amendment to the Restated Articles adopted by the Board of Directors of the Company on November 19, 1994, as filed with the Secretary of State of the State of Nevada on January 10, 1995;
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QuoteMedia.com, Inc.
September 23, 2002
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     D.   The  amendment  to the  Restated  Articles  adopted  by the  Board  of
          Directors of the Company on March 7, 1995, as filed with the Secretary of State of the State of Nevada on April 5, 1995;

     E. The amendment to the Restated Articles adopted by the Board of Directors of the Company on October 6, 1998, as filed with the Secretary of State of the State of Nevada on November 24, 1998;

     F. The amendment to the Restated Articles adopted by the Board of Directors of the Company on March 8, 1999, as filed with the Secretary of State of the State of Nevada on March 19, 1999;

     G. Articles of Merger dated July 14, 1999, filed by the Company with the Secretary of State of the State of Nevada on August 19, 1999;

     H. The Bylaws of the Company, as adopted by the Board of Directors of the Company on December 19, 1993;

     I. Minutes of a meeting of the Board of Directors of the Company held on September 12, 2002 authorizing the issuance of the Shares; and

     J.   The Registration Statement.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic; and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through J above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when (1) the services for which the Board of Directors of the Company authorized the issuance of the Shares have actually been performed and (2) the Company issues the certificates representing the Shares.

     We  hereby  expressly   consent  to  any  reference  to  our  firm  in  the
Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                      Very truly yours,

                                      /s/ Greenberg Traurig, LLP